Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-153250, 333-131083, 333-103920, 333-27435 and 033-66050) pertaining to the Target Corporation 401(k) Plan of our report dated June 10, 2009, with respect to the financial statements and schedules of the Target Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

June 10, 2009